**UNITED STATES DISTRICT COURT**
**NORTHERN DISTRICT OF ILLINOIS**

VIKRAM P. GROVER d/b/a
IX Advisors a/k/a/ IXA,

Plaintiff,

v.

NET SAVINGS LINK, INC., a Colorado corporation formerly organized as a Nevada corporation, WILTON GROUP, LIMITED, as registered in the Isle of Man, U.K., WILTON UK (GROUP), LIMITED, as registered in England and Wales, U.K., CHINA FOOD AND BEVERAGE CO., a Colorado corporation, and JAMES A. TILTON

Defendants.

Case No. 21-cv-5054

Judge Mary M. Rowland

## JUDGMENT IN A CIVIL CASE

Judgment is hereby entered (check appropriate box):

☒ in favor of plaintiff Vikram P Grover d/b/a IX Advisors a/k/a IXA
and against defendants Net Savings Link, Inc.; Wilton Group, Limited; Wilton UK (Group), Limited; and China Food and Beverage Company
in the amount of $64,685,627.57,

which ☒ includes $6,781,877.57 in pre–judgment interest.
☐ does not include pre–judgment interest.

☒ in favor of plaintiff Vikram P Grover d/b/a IX Advisors a/k/a IXA
and against defendant James A. Tilton
in the amount of $57,903,750.00 plus pre–judgment interest.

Post-judgment interest accrues on that amount at the rate provided by law from the date of this judgment.

Plaintiff shall recover costs from defendants.

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☐ in favor of defendant(s)
and against plaintiff(s)

Defendant(s) shall recover costs from plaintiff(s).

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☐ other:

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This action was *(check one)*:

☐ tried by a jury with Judge Mary M. Rowland presiding, and the jury has rendered a verdict.
☐ tried by Judge Mary M. Rowland without a jury and the above decision was reached.
☒ decided by Judge Mary M. Rowland.

Date: 9/5/2024

Thomas G. Bruton, Clerk of Court

Dawn A. Moreno, Deputy Clerk